Exhibit 99.1

LNB Bancorp, Inc. Reports First Quarter 2009 Results

  Net income 14-cents per diluted share for 1st quarter 2009
  Net interest income shows 18 percent increase 1Q09 vs. 1Q08
  Solid increases in net interest margin on linked quarter basis

LORAIN, Ohio--(BUSINESS WIRE)--May 5, 2009--LNB Bancorp, Inc. (NASDAQ: LNBB) today reported net income for the three months ended March 31, 2009 of $1,317,000, or $.14 per diluted share, compared with $1,447,000, or $.20 per diluted share reported for the same period a year ago.

“Our performance in the first quarter this year was solid, despite the continuing economic downturn affecting our nation and our region,” said Daniel E. Klimas, president and chief executive officer of LNB Bancorp, Inc., “Our core franchise is growing and we continue to build market share, while maintaining a strong balance sheet and solid capital position.

“We are heartened by our continued ability to grow income as demonstrated by additional improvement in our net interest income and solid gains in our net interest margin,” said Klimas. “We saw improvement in growing our deposit base, reducing our expenses and remained vigilant in managing asset quality in an unrelenting economic environment.

“While it remains uncertain when the economy will improve, we believe we are well-positioned to compete in our markets,” said Klimas.

Key Performance Measures

Net interest income for the first quarter of 2009 was $8,898,000, an 18 percent increase compared with net interest income of $7,520,000 for the first quarter a year ago. The first quarter also saw a marked improvement in the net interest margin which was 3.33 percent, a 20 basis point improvement from a year ago and a 14 basis point improvement from the fourth quarter of 2008.

While commercial loans showed some slowing in the first quarter, consumer loans remained solid, especially indirect loans and home equity lines of credit. Mortgage refinancings reached an all-time high for LNB in the first quarter. Portfolio loans at the end of the first quarter of 2009 stood at $802,267,000, a 6.67 percent increase from the same period a year ago.

Through a focused marketing and sales efforts, the bank was able to see significant gains in deposits from consumers and government entities. As a result, total deposits grew to $978,120,000 at the end of the first quarter of 2009, up 13 percent compared with the same quarter a year ago and up 6 percent from the end of 2008. Such positive deposit gains have resulted in the Company being less dependent on other non-core funding alternatives. Total assets at the end of the first quarter 2009 stood at $1,188,335,000, compared with $1,067,002,000 at the end of the first quarter of 2008.

Noninterest income was $2,857,000 for the first quarter of 2009, up slightly from $2,813,000 for the fourth quarter of 2008 and down from $3,334,000 for the first quarter of 2008. First quarter of 2008 noninterest income included a one-time payment of $460,000 received in a partial redemption of stock issued by VISA to LNB as a member institution. Trust and brokerage fees, which are tied in large part to the performance of the stock market, declined in the first quarter.

Expense management efforts have started to show improvement with noninterest expense at $8,360,000 at the end of the first quarter of 2009, down from $8,522,000 in the same period a year ago. For the first quarter of 2009, the efficiency ratio – which measures the relationship of noninterest expense to total revenue -- was 70.39 percent, compared to 77.83 percent for the same period a year ago and 75.26 percent for the fourth quarter of 2008.

The economic downturn continues to have a negative impact on credit quality issues, but the Company remains aggressive in managing these issues. The allowance for loan losses at March 31, 2009 was $11,575,000, or 1.44 percent of outstanding loans. This was a slight decline from the $11,652,000, or 1.45 percent for the period ended December 31, 2008, but up from $8,000,000, or 1.06 percent a year ago.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion financial holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 21 retail-banking locations and 28 ATMs in Lorain, eastern Erie, western Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. Brokerage services are provided by the bank through an agreement with Investment Centers of America. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “plan,” “intend,” “expect,” “continue,” “believe,” “anticipate” and “seek,” as well as similar expressions, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include fluctuations in interest rates, changes in trade, monetary or fiscal policy, continued disruption in the fixed income markets, adverse capital markets conditions, continued disruption in the housing markets and related conditions in the financial markets, inflation, changes in government, regulatory practices, requirements or expectations and changes in general economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc. conducts its operations, particularly in light of the recent consolidation of competing financial institutions, as well as the risks and uncertainties described from time to time in LNB Bancorp’s reports as filed with the Securities and Exchange Commission. We undertake no obligation to review or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At March 31, 2009	At December 31, 2008
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$19,274	$21,723
Federal funds sold and short-term investments	45,400	15,200
Cash and cash equivalents	64,674	36,923
Interest-bearing deposits in other banks	354	352
Securities:
Trading securities, at fair value	11,004	11,261
Available for sale, at fair value	248,047	223,052
Total Securities	259,051	234,313
Restricted stock	4,985	4,884
Loans held for sale	2,742	3,580
Loans:
Portfolio loans	802,267	803,551
Allowance for loan losses	(11,575)	(11,652)
Net loans	790,692	791,899
Bank premises and equipment, net	10,864	11,504
Other real estate owned	1,468	1,108
Bank owned life insurance	15,905	15,742
Goodwill, net	21,582	21,582
Intangible assets, net	1,109	1,142
Accrued interest receivable	4,319	4,290
Other assets	10,590	8,816
Total Assets	$1,188,335	$1,136,135

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$93,831	$93,994
Savings, money market and interest-bearing demand	304,535	292,679
Certificates of deposit	579,754	534,502
Total deposits	978,120	921,175
Short-term borrowings	25,802	22,928
Federal Home Loan Bank advances	43,357	53,357
Junior subordinated debentures	20,620	20,620
Accrued interest payable	3,559	3,813
Accrued taxes, expenses and other liabilities	8,769	7,183
Total Liabilities	1,080,227	1,029,076
Shareholders' Equity
Preferred Shares, Series A Voting, no par value, authorized 750,000 shares, none issued at March 31, 2009 and December 31, 2008.	-	-
Preferred stock, Series B, no par value, 25,233 shares authorized and issued at March 31, 2009 and December 31, 2008.	25,223	25,223
Discount on Series B preferred stock	(142)	(146)
Warrant to purchase common stock	146	146
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 7,623,857 at March 31, 2009 and December 31, 2008.	7,624	7,624
Additional paid-in capital	37,828	37,783
Retained earnings	42,121	41,682
Accumulated other comprehensive income	1,400	839
Treasury shares at cost, 328,194 shares at March 31, 2009 and at December 31, 2008	(6,092)	(6,092)
Total Shareholders' Equity	108,108	107,059
Total Liabilities and Shareholders' Equity	$1,188,335	$1,136,135

Consolidated Statements of Income (unaudited)

	Three Months Ended March 31,
	2009	2008
	(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$11,611	$12,576
Securities:
U.S. Government agencies and corporations	2,475	1,970
State and political subdivisions	233	162
Trading securities	127	293
Other debt and equity securities	63	65
Federal funds sold and short-term investments	14	48
Total interest income	14,523	15,114

Interest Expense
Deposits	4,902	6,509
Federal Home Loan Bank advances	432	570
Short-term borrowings	36	175
Junior subordinated debenture	255	340
Total interest expense	5,625	7,594
Net Interest Income	8,898	7,520
Provision for Loan Losses	1,809	474
Net interest income after provision for loan losses	7,089	7,046

Noninterest Income
Investment and trust services	350	532
Deposit service charges	1,026	1,111
Other service charges and fees	637	644
Income from bank owned life insurance	162	183
Other income	83	599
Total fees and other income	2,258	3,069
Securities gains, net	337	214
Gains on sale of loans	254	187
Gains (loss) on sale of other assets, net	8	(136)
Total noninterest income	2,857	3,334

Noninterest Expense
Salaries and employee benefits	3,718	3,778
Furniture and equipment	1,142	996
Net occupancy	644	657
Outside services	555	883
Marketing and public relations	244	308
Supplies, postage and freight	334	349
Telecommunications	203	244
Ohio Franchise tax	232	220
FDIC assessments	313	24
Other real estate owned	71	98
Electronic banking expenses	189	210
Loan and collection expense	210	228
Other expense	505	527
Total noninterest expense	8,360	8,522
Income before income tax expense	1,586	1,858
Income tax expense	269	411
Net Income	$1,317	$1,447
Dividends on preferred stock	315	-
Amortization of discount on preferred stock	(16)	-
Net Income Available to Common Shareholders	$1,018	$1,447

Net Income Per Common Share
Basic	$0.14	$0.20
Diluted	0.14	0.20
Dividends declared	0.09	0.18
Average Common Shares Outstanding
Basic	7,295,663	7,295,663
Diluted	7,295,663	7,295,663

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended
	March 31,	March 31,	December 31,
	2009	2008	2008
END OF PERIOD BALANCES
Assets	$1,188,335	$1,067,002	$1,136,135
Deposits	978,120	865,065	921,175
Portfolio loans	802,267	752,443	803,551
Allowance for loan losses	11,575	8,000	11,652
Shareholders' equity	108,108	83,363	107,059

AVERAGE BALANCES
Assets:
Total assets	$1,169,895	$1,063,204	$1,117,870
Earning assets	1,099,313	988,375	1,045,233
Securities	291,624	226,039	245,132
Total loans	807,689	762,336	800,101
Liabilities and shareholders' equity:
Total deposits	$949,825	$881,856	$920,053
Interest bearing deposits	859,370	776,941	830,051
Interest bearing liabilities	961,018	884,069	933,130
Total shareholders' equity	107,705	83,925	86,027

INCOME STATEMENT
Net interest income	$8,898	$7,520	$8,251
Net interest income-FTE (1)	9,019	7,615	8,376
Provision for loan losses	1,809	474	1,200
Noninterest income	2,857	3,334	2,813
Noninterest expense	8,360	8,522	8,421
Taxes	269	411	182
Net income	1,317	1,447	1,261
Less Preferred stock dividend and amortization	299	-	91
Net income available to common shareholders	1,018	1,447	1,170

PER SHARE DATA
Basic net income per common share	$0.14	$0.20	$0.16
Diluted net income per common share	0.14	0.20	0.16
Cash dividends per common share	0.09	0.18	0.09
Basic average common shares outstanding	7,295,663	7,295,663	7,295,663
Diluted average common shares outstanding	7,295,663	7,295,663	7,295,663

KEY RATIOS
Return on average assets (2)	0.46%	0.55%	0.45%
Return on average common equity (2)	4.96%	7.01%	5.83%
Efficiency ratio	70.39%	77.83%	75.26%
Noninterest expense to average assets (2)	2.90%	3.26%	3.00%
Average equity to average assets	9.21%	7.89%	7.70%
Net interest margin	3.28%	3.09%	3.14%
Net interest margin (FTE) (1)	3.33%	3.13%	3.19%

ASSET QUALITY
Nonperforming loans	$21,301	$15,044	$19,592
Other real estate owned	1,468	2,680	1,108
Total nonperforming assets	22,769	17,724	20,700
Net Charge Offs	1,886	294	903
Total nonperforming loans to total loans	2.66%	2.00%	2.44%
Total nonperforming assets to total assets	1.92%	1.66%	1.82%
Net charge-offs to average loans (2)	0.95%	0.16%	0.45%
Allowance for loan losses	1.44%	1.06%	1.45%
Allowance to nonperforming loans	54.34%	53.18%	59.47%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized

CONTACT:
For LNB Bancorp, Inc.
W. John Fuller, 216-978-7643